Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Nos. 333-134526, 333-138879, 333-146713, 333-156976 and 333-166876) on Form S-8 and Registration Statements (Nos. 333-168019 and 333-144865) on Form S-3, of our report dated March 15, 2011 with respect to our audits of the consolidated financial statements and schedule of eMagin Corporation included in this Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ EisnerAmper LLP
EisnerAmper LLP (formerly Eisner LLP)
New York, New York
March 15, 2011